EXHIBIT 23.0




                     CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Armatron International, Inc.:


      We consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File No. 2-80846 and SEC File No. 2-80950) and in the Registration Statement on Form S-8 (SEC File No. 2-80846) of Armatron International, Inc. of our reports dated December 1, 1995, on our audit of the consolidated financial statements and financial statement schedules of Armatron International, Inc. as of September 30, 1995 and 1994 and for the year ended September 30, 1995 and 1994, which report is incorporated by reference or included in this Annual Report on Form 10-K.



Needham, Massachusetts                  /s/  R. J. GOLD & COMPANY P.C.
January 10, 1996                        R. J. GOLD & COMPANY P.C.




Consent of Independent Accountants



To the Board of Directors and Stockholders of Armatron International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (SEC File Nos. 2-80846 and 2-80950) and in the registration statements on Form S-8 (SEC File No. 2-80846) of Armatron International,
Inc., of our reports dated November 24, 1993, on our audits of the consolidated financial statements and financial statement schedules of Armatron International, Inc., as of September 30, 1993 and for the years ended September 30, 1993 and 1992, which reports are incorporated by reference or included in this annual report on Form 10-K.


                                        /s/ COOPERS & LYBRAND, L.L.P.
                                        COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
December 30, 1994